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                                    FORM OF

                                AGREEMENT FOR

                           FLEMING COMPANIES, INC.

                    EXECUTIVE DEFERRED COMPENSATION PLAN







                                                                ---------------
                                                                    PARTICIPANT

                                                                ---------------
                                                                           DATE

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                    AGREEMENT FOR FLEMING COMPANIES, INC.
                    EXECUTIVE DEFERRED COMPENSATION PLAN

          THIS AGREEMENT FOR FLEMING COMPANIES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the "Agreement") is made as of the ___ day of __________, ____ by and between _______________, an individual (herein referred to as the "Participant") and FLEMING COMPANIES, INC. (the "Company") with respect to the following:

          WHEREAS, the Company has adopted that certain non-qualified deferred compensation plan known as "Fleming Companies, Inc. Executive Deferred Compensation Plan" (the "Plan") which is an "excess plan" providing for benefits to the Participants in the Plan in excess of the limitations on benefits under qualified plans imposed by Sections 415 and/or 401(a)(17) of the Internal Revenue Code of 1986, as amended; and

          WHEREAS, the Company and the Participant desire to enter into this Agreement to evidence the Participant's participation in the Plan and his agreement to be bound by the terms and provisions of the Plan and this Agreement.

          NOW, THEREFORE, in consideration of mutual covenants hereinafter contained, the parties hereto agree as follows. All capitalized words used in this Agreement shall have the same meaning ascribed to such terms in the Plan unless specifically denoted otherwise.

          1. PURPOSE OF PLAN. The purpose of the Plan and this Agreement is to provide to the Participant, the opportunity to earn supplemental retirement income as provided in the Plan in order to retain the Participant, as a key management Associate, with the Company. Payment of the Supplemental Normal Retirement Income shall be made to the Participant in consideration of future services rendered by the Participant and shall be paid to the Participant or the Participant's Beneficiary as hereinafter provided. A copy of the Plan is attached hereto as Exhibit "A," and is incorporated by reference herein and made a part hereof for all purposes and when taken with this Agreement, shall govern the Participant's rights and those of the Company with respect to the Participant's benefits under the Plan.

          2. CALCULATION AND MANNER OF PAYMENT OF SUPPLEMENTAL NORMAL RETIREMENT INCOME.

               (a) GENERAL. The Participant is also a participant in the Qualified Plan sponsored by the Company. Further, the Participant have also earned a benefit in the form of a Normal Retirement Income pursuant to the terms of the Qualified Plan as of the Effective Date or a date subsequent thereto. The Participant's Supplemental Normal Retirement Income will equal the difference

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between the Participant's Qualified Plan Benefit and the benefit which would otherwise be provided to the Participant under the Qualified Plan without considering the limitations imposed by Internal Revenue Service under Section 415 and/or 401(a)(17) of the Code which limits the amount of compensation which may be considered for calculation of benefits under the Qualified Plan. An example of the calculation of the calculation of a Supplemental Normal Retirement Income under the Plan is described on Exhibit "B" attached hereto.

               (b) MANNER OF PAYMENT OF SUPPLEMENTAL NORMAL RETIREMENT INCOME. As of the date of this Agreement, the Participant must elect the form under which his Supplemental Normal Retirement Income will be paid in the future following the Participant's termination of employment under the terms of the Plan. Please check the form in which the Participant's Supplemental Normal Retirement Income will be paid in the box provided below:
(Please Check and Initial One Box Only)

                    OPTIONAL FORMS OF PAYMENT
                    -------------------------

          1.   [ ]  Life of Participant Only

          2.   [ ]  50% Joint Annuitant Survivor Benefit

          3.   [ ]  75% Joint Annuitant Survivor Benefit

          4.   [ ]  100% Joint Annuitant Survivor Benefit

          5.   [ ]  5 Year Period Certain

          6.   [ ]  10 Year Period Certain

          7.   [ ]  15 Year Period Certain

The actual amounts payable at retirement or death will depend upon the Participant's age and/or the age of his Beneficiary and form of payment elected by the Participant. With the consent of the Committee, and if requested by the Participant or his Beneficiary in the case of the Participant's death, the Participant or his Beneficiary may request that the Participant's Supplemental Normal Retirement Income be paid in any of the optional forms described above. See Section 10.1 of the Plan. Further, in the event that a Participant has elected to receive his Supplemental Normal Retirement Income for the "Life of Participant Only" (Option 1) and such Participant dies, before payment of such benefit would otherwise commence in accordance with the terms of the Plan, then, such deceased Participant's Beneficiary shall be automatically paid a "survivor benefit" in the form of a "50% Joint Annuitant Survivor Benefit" (Option 2). Refer to Exhibit "C" for a complete Description of Payment.

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          3.  COMMENCEMENT OF SUPPLEMENTAL RETIREMENT INCOME. Subject to the
provisions of Section 9.2 of the Plan with respect to termination following a Change of Control, based upon the manner of payment elected by the Participant for payment of the Participant's Supplemental Normal Retirement Income, payments shall commence as of the Participant's Early Retirement Date, Normal Retirement Date, Disability Retirement Date, Postponed Retirement Date, or date of death, as the case may be, and will continue to be paid in accordance with the form of payment elected by the Participant.

          4. AMENDMENT OR TERMINATION. This Agreement may be amended, altered or terminated by the Company from time to time upon notice to the Participant as provided in paragraph 13 below; provided, however, this Agreement may not be amended, modified, or altered or terminated in any manner which adversely affects the Participant's Supplemental Normal Retirement Income earned as of the date of amendment or termination, as the case may be, without the consent of the Participant. Further, in such event of termination, the Participant's Supplemental Normal Retirement Income earned as of such date will be paid pursuant to the Plan.

          5. EXPENSES. The expenses of administering this Agreement shall be borne by the Company and shall not be charged against the Participant's Supplemental Normal Retirement Income.

          6. APPLICABLE LAW. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the State of Oklahoma.

          7. NO ASSIGNABILITY. Neither the Participant, his Beneficiary, nor any other person shall acquire any right to or interest in any Supplemental Normal Retirement Income and accruals thereon, otherwise than by actual payment in accordance with the provisions of this Agreement, or have any power to transfer, assign, anticipate, pledge, mortgage or otherwise encumber or alienate any rights hereunder in advance of any of the payments to be made pursuant to the Agreement or any portion thereof which is expressly declared to be nonassignable and nontransferable. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

          8. AGREEMENT DOES NOT GUARANTEE CONTINUED EMPLOYMENT OF PARTICIPANT. The execution of this Agreement by the Company and the Participant, in no way whatsoever guarantees the continuation of employment of the Participant with the Company.

          9. WITHHOLDING. The Company and the Participant shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or

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other taxes relating to any payments or rights to payments under this
Agreement.

          10. DESIGNATION OF BENEFICIARY.

               (a) The Participant, as the Participant, hereby designate the following individual as his Beneficiary to receive any Supplemental Death Benefit (including any benefit to be paid to such Beneficiary as the surviving "joint annuitant" pursuant to Section 2(b) hereof) payable to the Participant under this Agreement or the Plan in the event of the Participant's death:

Name                              Address                          Relationship





               (b) The Participant understand that during his lifetime, the Participant may at any time change the Beneficiary designated herein by delivering to the Committee a new designation of a Beneficiary, executed by the Participant and the Committee. If the Participant desires to change a beneficiary designation, please contact the Senior Vice President, Human Resources for a new beneficiary designation form.

          11. RELATIONSHIP BETWEEN AGREEMENT AND PLAN. This Agreement has been entered into by and between the Company and the Participant in accordance with and pursuant to authority granted to the Committee pursuant to the terms and provisions of the Plan. IN THE EVENT THAT THERE DEVELOPS A CONFLICT BETWEEN THIS AGREEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, THE TERMS AND PROVISIONS OF THE PLAN, AS INTERPRETED BY THE COMMITTEE IN ITS SOLE DISCRETION, SHALL CONTROL AND BE FINAL AND CONCLUSIVE.

          12. LIMITATION ON PAYMENT OF BENEFITS. The payment of the Supplemental Normal Retirement Income as provided in this Agreement shall accrue and be payable to the Participant or his Beneficiary, as the case may be, only at such times and upon the occurrence of such conditions as heretofore described. In no event whatsoever shall the Participant or the Participant's Beneficiary have any right, claim, or interest of any kind whatsoever in any future payments of such Supplemental Normal Retirement Income and such payments shall accrue and be payable only on a monthly basis as provided hereinabove. In no event may the Participant or the Participant's Beneficiary be entitled to receive a lump sum payment or other sum approximating the right to receive any future payments of Supplemental Normal Retirement Income hereunder.

          13. NOTICES. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered

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personally, by a recognized courier service, by a recognized overnight delivery service, by facsimile or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as either party may provide to the other party by notice in accordance with this paragraph 13:

if to the Company:

          Fleming Companies, Inc.
          6301 Waterford Blvd.
          Oklahoma City, OK  73126
          Attn:  Larry A. Wagner
            Senior Vice President -
                 Human Resources
          Facsimile:  (405) 840-7226

if to the Participant:





          14. AGREEMENT SUPERSEDES ALL OTHER BENEFITS AND RELEASE OF CLAIMS. Effective as of the date of the execution and delivery of this Agreement, this Agreement shall supersede and replace any and all other agreements entered into by and between the Company or any Subsidiary and the Participant with respect to the providing of supplemental retirement benefits on a nonqualified basis pursuant to the Prior Plan which was terminated by the Company effective November 1, 1997. The Participant agrees that as of the date of termination of the Prior Plan, the Participant was not entitled to any benefit under the Prior Plan and any rights or interest in the Prior Plan were subject to total forfeiture as of November 1, 1997. Further, recognizing that the Participant has been selected by the Committee to participate in this Plan and the Fleming Companies, Inc. Executive Past Service Benefit Plan, both of which may provide substantial benefits to the Participant, the Participant hereby releases the Company, its officers, directors, agents and assigns from any and all obligations under the Prior Plan and agrees that the Participant will not bring any action, claim or demand of any kind whatsoever with respect to any benefits to which the Participant would have otherwise been entitled had the Participant continued participating in the Prior Plan.

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          15. BENEFIT SUBJECT TO CLAIMS OF CREDITORS.  The Participant and
his Beneficiary shall not have any interest in any particular assets of the Company, its parent, if applicable, or any Subsidiary by reason of the right to receive a benefit under the Plan or this Agreement, and the Participant and his Beneficiary or any other person shall have only the rights of a general unsecured creditor of the Company, its parent, if applicable, or a Subsidiary with respect to any rights under the Plan or this Agreement.

          16. EFFECTIVE DATE. This Agreement shall be effective from and after the day and year first above written.

          DATED the day and year first above written.

                              FLEMING COMPANIES, INC., an Oklahoma
                              corporation

                              By
                                ---------------------------------------------
                                Larry A. Wagner, Senior Vice
                                President-Human Resources


                                                  "COMPANY"





                   ----------------------------------
                                           -----------------------

                                                     "PARTICIPANT"



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                                   EXHIBIT "C"

                   DESCRIPTION OF OPTIONAL FORMS OF PAYMENT


OPTION 1 - Life of Participant Only:

A Supplemental Normal Retirement Income will be paid for the Participant's life only. Upon the Participant's death, all payments of Supplemental Normal Retirement Income shall cease.

OPTION 2 - 50% Joint Annuitant Survivor Benefit:

A reduced amount of Supplemental Normal Retirement Income will be paid to the Participant for the Participant's life, then, at the Participant's death 50% of such amount shall be paid to the Participant's surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further payments will be paid under OPTION 2 or this Agreement.

OPTION 3 - 75% Joint Annuitant Survivor Benefit:

A reduced amount of Supplemental Normal Retirement Income will be paid to the Participant for the Participant's life, then, at the Participant's death 75% of such amount shall be paid to the Participant's surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further payments will be due under OPTION 3 or this Agreement.


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OPTION 4 - 100% Joint Annuitant Survivor Benefit:

A reduced amount of Supplemental Normal Retirement Income will be paid to the Participant for the Participant's life, then, at the Participant's death 100% of such amount shall be paid to the Participant's surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further payments will be due under OPTION 4 or this Agreement.

OPTION 5 - 5 Year Period Certain:

A reduced amount of Supplemental Normal Retirement Income will be paid for a period of 5 years certain. After the expiration of such 5 year period, payments shall then continue for the Participant's life in the same amount. In the event of the Participant's death during the 5 year period certain, then, the balance of such payments due only during such 5 year period will be paid to the Participant's surviving Beneficiary. After the expiration of such 5 year period, then all payments shall cease. In the event of the expiration of such 5 year period, and the Participant dies, then, no further benefits will be paid under OPTION 5 or this Agreement.

OPTION 6 - 10 Year Period Certain:

A reduced amount of Supplemental Normal Retirement Income shall be paid for a period of 10 years certain. After the expiration of such 10 year period, payments shall then continue for the Participant's life in the same amount. In the event of the Participant's death during the 10 year period certain, then, the balance of such payments due only during such 10 year period will be paid to the Participant's surviving Beneficiary. After the expiration of such 10 year period, then all payments shall cease. In the event of the expiration of such 10 year period, and the Participant dies, then, no further benefits will be paid under OPTION 6 or this Agreement.

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OPTION 7 - 15 Year Period Certain:

A reduced amount of Supplemental Normal Retirement Income shall be paid for a period of 15 years certain. After the expiration of such 15 year period, payments shall then continue for the Participant's life in the same amount. In the event of the Participant's death during the 15 year period certain, then, the balance of such payments due only during such 15 year period will be paid to the Participant's surviving Beneficiary. After the expiration of such 15 year period, then all payments shall cease. In the event of the expiration of such 15 year period, and the Participant dies, then, no further benefits will be paid under OPTION 7 or this Agreement.












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